EXHIBIT 10.1
March 7, 2006
Amendment to Employment Agreement
WHEREAS, Computer Associates International, Inc. (renamed CA, Inc., the “Company”) and Pat Gnazzo (the “Employee”) entered into an Employment Agreement, effective as of January, 2005 (the “Employment Agreement); and
WHEREAS, the parties thereto wish to amend the Employment Agreement to extend the period during with the Company’s relocation policy is made available to the Employee;
NOW, THEREFORE, BE IT RESOLVED, that the second paragraph under Section 5 of the Employment Agreement is hereby deleted and replaced in its entirety with the following:
“Until December 31, 2006 or such later time as mutually agreed to by the parties, the Company will provide the Employee, at the Employee’s election, with assistance to relocate from his current home in Connecticut to the New York area in accordance with the Company’s then-effective relocation policy.”
and;
FURTHER RESOLVED, that except as otherwise amended by consent of both parties of the Employment Agreement and as modified by this Amendment, the terms of the Employment Agreement remain in full force and effect in accordance with the terms thereof.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Employee has hereunto set his hand, effective as of the 6th of March, 2006.

CA, Inc.

By:	/s/ Andrew Goodman

Name: Andrew Goodman
Title: Executive Vice President,
Worldwide Human Resources

Executive:

/s/ Patrick Gnazzo

Name: Patrick Gnazzo